Exhibit 2.1
AMENDMENT NUMBER ONE TO ASSET PURCHASE AGREEMENT
This AMENDMENT NUMBER ONE TO ASSET PURCHASE AGREEMENT (this “Amendment”), dated as of July 12, 2018 (the “Effective Date”), is made by and among Kimball Electronics Indiana, Inc., an Indiana corporation (“Buyer”), on the one hand, and GES Holdings, Inc., a California corporation (“GES Holdings”); Global Equipment Services and Manufacturing, Inc., a California corporation (“GES”); GES Infotek Pvt. Ltd., a private limited company registered under the laws of India (“GES Infotek”); GES Japan KK, a kabushiki kaisha registered under the laws of Japan (“GES Japan”); Global Equipment Services and Manufacturing (Suzhou) Co., Ltd., a limited liability company registered under the laws of China (“GES Suzhou”); and Suzhou Global Equipment Services and Trading Co., Ltd. a limited liability company registered under the laws of China (“Suzhou Trading”), and each of GES Holdings, GES, GES Infotek, GES Japan, GES Suzhou and Suzhou Trading individually, a “Seller” and, collectively, “Sellers”); and GES Holdings, in its capacity as representative of each of the Sellers (“Sellers’ Representative”), on the other hand. Each of Buyer, Sellers and Sellers’ Representative are sometimes individually referred to herein as a “Party” and collectively as the “Parties.”.
W I T N E S S E T H:
WHEREAS, the Parties are party to that certain Asset Purchase Agreement dated as of May 11, 2018 (the “Purchase Agreement”);
WHEREAS, the Parties acknowledge and agree that more time is needed for the commencement of Closing and wish to amend the dates provided in Section 9.1 of the Purchase Agreement to provide greater flexibility as to the timing of Closing; and
WHEREAS, in accordance with Section 10.14 of the Purchase Agreement, the Parties have determined to amend the Purchase Agreement as set forth in this Amendment.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.    Amendment. Section 9.1(c), Section 9.1(e) and Section 9.1(f) of the Purchase Agreement are hereby amended by deleting the date “July 30, 2018” in its entirety and replacing such date with “August 31, 2018”.
2.    Counterparts. This Amendment may be executed by one or more of the Parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
3.    Meaning of “Agreement”. The term “Agreement” as used in the Purchase Agreement, shall, unless otherwise specified or unless the context otherwise requires, mean and include the Purchase Agreement and this Amendment, together, it being the intent of the Parties that each of the foregoing be applied and construed as a single instrument.
4.    Ratification and Confirmation of the Purchase Agreement. The Parties do hereby ratify and reaffirm all of the terms and provisions of the Purchase Agreement, which, as amended and supplemented by this Amendment shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SELLERS:
GES Holdings, Inc., a California corporation		Global Equipment Services and Manufacturing (Suzhou) Co., Ltd., a limited liability company registered under the laws of China

By:	/s/ Don Tran	By:	/s/ Seo Ping Ng
Name: Title:	Don Tran CEO	Name: Title:	Seo Ping Ng CEO/President

Global Equipment Services and Manufacturing, Inc., a California Corporation		Suzhou Global Equipment Services and Trading Co., Ltd., a limited liability company registered under the laws of China

By:	/s/ Don Tran	By:	/s/ Seo Ping Ng
Name: Title:	Don Tran CEO	Name: Title:	Seo Ping Ng CEO/President

GES Japan KK, a kabushiki kaisha registered under the laws of Japan		GES Infotek Pvt. Ltd., a private limited company registered under the laws of India

By:	/s/ Gautam Shankar	By:	/s/ Gautam Shankar
Name: Title:	Gautam Shankar CEO	Name: Title:	Gautam Shankar CEO

SELLERS’ REPRESENTATIVE:
GES Holdings, Inc., a California corporation

By:	/s/ Don Tran
Name: Title:	Don Tran CEO

[Signature Page to Amendment Number One to Asset Purchase Agreement]

BUYER:

Kimball Electronics Indiana, Inc., an Indiana corporation

By:	/s/ John H. Kahle
Name: Title:	John H. Kahle VP, GC, Secretary, CCO

[Signature Page to Amendment Number One to Asset Purchase Agreement]